NEWS RELEASE

SOUTHWESTERN ENERGY ANNOUNCES FOURTH QUARTER AND FULL YEAR 2021 RESULTS; PROVIDES 2022 GUIDANCE
Record reserves value underscores resilient and growing free cash flow from responsible natural gas development

SPRING, Texas – February 24, 2022 – Southwestern Energy Company (NYSE: SWN) (the “Company” or “Southwestern”) today announced financial and operating results for the fourth quarter and full-year 2021 and provided first quarter and full-year 2022 guidance.

“In 2021, Southwestern Energy delivered results above expectations. We materially increased our scale and enhanced our free cash flow generation capability. Our new Haynesville assets complement our premium Appalachia position by deepening the Company’s inventory, expanding market optionality and reach, including globally through the LNG Corridor, while lowering the risk profile of the enterprise,” said Bill Way, Southwestern Energy President and Chief Executive Officer.

“We are also reporting Company-record reserves and value that reflect the quality and depth of our inventory. Notably, the reported PV-10 value of these reserves using SEC prices is more than double our current enterprise value, further emphasizing the compelling economic opportunity that SWN offers its shareholders. Our 2022 plan is designed to deliver that value,” continued Way.

2021 Highlights
•Generated $1.4 billion net cash provided by operating activities, $1.7 billion net cash flow (non-GAAP) and $547 million in free cash flow (non-GAAP);
•Delivered Company-record reserves of 21.1 Tcfe, PV-10 of $18.7 billion, and pre-tax PV-10 (non-GAAP) of $22.4 billion using SEC prices;
•Closed acquisitions of Indigo Natural Resources on September 1st and GEP Haynesville on December 31st; becomes largest Haynesville and second-largest natural gas-focused producer in United States;
•Strengthened financial position and lowered leverage ratio to 2.0 times, expanded liquidity, reduced cost of debt and extended weighted-average debt maturity profile; upgraded to BB+ by S&P in January 2022; and
•Announced and implementing Company-wide responsibly sourced gas certification and continuous monitoring.

2022 Guidance
The 2022 plan is designed to optimize free cash flow through the execution of our strategy of disciplined investment at maintenance capital levels. Highlights are presented below; full guidance is available in the attachments to this press release and on the Company’s website.

•Capital investment of $1.9 to $2.0 billion inclusive of $215 to $230 million in capitalized interest and expense; anticipate $15 to 20 million of investment in ESG initiatives, prioritizing emissions reduction and fresh water neutral efforts
•Maintaining production of approximately 4.7 Bcfe per day, including approximately 4.1 Bcf per day of natural gas and 90 MBbls per day of liquids
–Increase of approximately 1.7 Bcfe per day from year-end 2020, further demonstrating step change in scale through disciplined strategic acquisitions
•Expect to utilize free cash flow to pay down debt towards target range of $3.5 billion to $3.0 billion; expect to achieve target leverage range of 1.5 times to 1.0 times based on strip prices
•Estimate 130 to 140 gross operated wells to sales including 70 to 75 in the Haynesville with an average lateral length of over 8,000 feet and 60 to 65 in Appalachia with an average lateral length of over 14,000 feet
•Mitigating basis risk for 92% of expected natural gas production
–Haynesville protected through geographic location, firm sales and transportation to Gulf Coast and LNG corridor
–84% of Appalachia natural gas basis protected from in-basin basis exposure through transportation portfolio, firm sales agreements and financial basis hedges

2021 Fourth Quarter and Full Year Results

FINANCIAL STATISTICS	For the three months ended		For the years ended
	December 31,		December 31,
(in millions)	2021	2020	2021	2020
Net Income (loss)	$2,361	$(92)	$(25)	$(3,112)
Adjusted net income (non-GAAP)	$318	$119	$831	$221
Diluted earnings (loss) per share	$2.31	$(0.14)	$(0.03)	$(5.42)
Adjusted diluted earnings per share (non-GAAP)	$0.31	$0.18	$1.05	$0.38
Adjusted EBITDA (non-GAAP)	$671	$276	$1,779	$742
Net cash provided by operating activities	$533	$121	$1,363	$528
Net cash flow (non-GAAP)	$633	$249	$1,655	$662
Total capital investments (1)	$292	$194	$1,108	$899
(1)Capital investments on the cash flow statement include an increase of $7 million and a decrease of $5 million for the three months ended December 31, 2021 and 2020, respectively, and an increase of $70 million and a decrease of $3 million for the years ended December 31, 2021 and 2020, respectively, relating to the change in accrued expenditures between periods.

Fourth Quarter 2021 Financial Results
For the quarter ended December 31, 2021, Southwestern Energy recorded net income of $2.4 billion, or $2.31 per diluted share, including a positive $2.0 billion non-cash change in unsettled mark to market derivatives. This compares to a net loss of $92 million, or ($0.14) per diluted share in the fourth quarter of 2020.

Adjusted net income (non-GAAP), which excludes non-cash items noted above and other one-time charges, was $318 million or $0.31 per diluted share in 2021 and $119 million or $0.18 per share for the same period in 2020. The increase was primarily related to increased production volumes and increased commodity prices. For the fourth quarter of 2021, adjusted EBITDA (non-GAAP) was $671 million, net cash provided by operating activities was $533 million and net cash flow (non-GAAP) was $633 million, and free cash flow (non-GAAP) was $341 million.

As indicated in the table below, fourth quarter 2021 weighted average realized price, including $0.28 per Mcfe of transportation expenses, was $5.36 per Mcfe, excluding the impact of derivatives. Including derivatives, the weighted average realized price for the quarter was up 31% to $2.81 per Mcfe, as compared to prior year, primarily due to higher commodity prices, including a 119% increase in NYMEX and an 81% increase in WTI, partially offset by the impact of settled derivatives. Fourth quarter 2021 weighted average realized price before transportation expense and excluding derivatives was $5.64 per Mcfe.

Full Year 2021 Financial Results
The Company recorded a net loss of $25 million, or ($0.03) per share, for the year ended December 31, 2021 compared to a net loss of $3.1 billion, or ($5.42) per share in 2020. In 2021, the Company recorded a $944 million non-cash loss on unsettled derivatives. Excluding these non-cash and other one-time items, adjusted net income (non-GAAP) for 2021 was $831 million, or $1.05 per share, compared to $221 million, or $0.38 per share, in 2020. The increase in adjusted net income (non-GAAP) compared to prior year was primarily the result of increased commodity prices and increased production volumes associated with the Company’s acquisitions. In 2021, Adjusted EBITDA (non-GAAP) was $1.8 billion, net cash provided by operating activities was $1.4 billion, net cash flow (non-GAAP) was $1.7 billion, and free cash flow (non-GAAP) was $547 million.

As indicated in the table below, for the full year 2021, weighted average realized price, including $0.34 per Mcfe of transportation expense, was $3.74 per Mcfe excluding the impact of derivatives. Including derivatives, weighted average realized price was up 30% from $1.94 per Mcfe in 2020 to $2.53 per Mcfe in 2021. The increase was primarily related to higher commodity prices, including an 85% increase in NYMEX Henry Hub and a 72% increase in WTI, partially offset by the impact of derivatives. In 2021, the weighted average realized price before transportation expenses and excluding the impact of derivatives was $4.08 per Mcfe.

As of December 31, 2021, Southwestern Energy had total debt of $5.4 billion and net debt to adjusted EBITDA (non-GAAP) of 2.0x. At the end of 2021, the Company had access to $1.4 billion of liquidity, with $460 million of borrowings under its revolving credit facility and $160 million in outstanding letters of credit. During the fourth quarter of 2021, the Company further extended its maturity profile and improved its weighted average cost of debt when securing financing for the consideration of its GEP Haynesville acquisition by issuing $1.15 billion of 4.75% senior notes due 2032 and a $550 million institutional term loan subject to variable rate interest at 3.0% at year-end.

In January 2022, the Company received an upgrade to its long-term debt issuer rating from S&P to BB+, placing the Company one notch below investment grade credit rating. The Company also retired during January the remaining $201 million of senior notes due March 2022.

Realized Prices	For the three months ended		For the years ended
(includes transportation costs)	December 31,		December 31,
	2021	2020	2021	2020
Natural Gas Price:
NYMEX Henry Hub price ($/MMBtu) (1)	$5.83	$2.66	$3.84	$2.08
Discount to NYMEX (2)	(0.73)	(0.99)	(0.53)	(0.74)
Realized gas price per Mcf, excluding derivatives	$5.10	$1.67	$3.31	$1.34
Gain on settled financial basis derivatives ($/Mcf)	0.05	0.23	0.09	0.11
Gain (loss) on settled commodity derivatives ($/Mcf)	(2.55)	(0.09)	(1.12)	0.25
Realized gas price per Mcf, including derivatives ($/Mcf)	$2.60	$1.81	$2.28	$1.70
Oil Price:
WTI oil price ($/Bbl) (3)	$77.19	$42.66	$67.92	$39.40
Discount to WTI	(8.27)	(10.69)	(9.12)	(10.20)
Realized oil price, excluding derivatives ($/Bbl)	$68.92	$31.97	$58.80	$29.20
Realized oil price, including derivatives ($/Bbl)	$42.03	$52.27	$40.48	$46.91
NGL Price, per Bbl:
Realized NGL price, excluding derivatives ($/Bbl)	$36.79	$15.28	$28.72	$10.24
Realized NGL price, including derivatives ($/Bbl)	$21.44	$14.65	$18.20	$11.15
Percentage of WTI, excluding derivatives	48%	36%	42%	26%
Total Weighted Average Realized Price:
Excluding derivatives ($/Mcfe)	$5.36	$1.93	$3.74	$1.53
Including derivatives ($/Mcfe)	$2.81	$2.14	$2.53	$1.94
(1)Based on last day monthly futures settlement prices.
(2)This discount includes a basis differential, a heating content adjustment, physical basis sales, third-party transportation charges and fuel charges, and excludes financial basis derivatives.
(3)Based on the average daily settlement price of the nearby month futures contract over the period.

Operational Results
Total production for the quarter ended December 31, 2021 was 385 Bcfe, comprised of 86% natural gas, 12% NGLs and 2% oil. Production totaled 1.24 Tcfe for the year ended December 31, 2021.
Capital investments in the fourth quarter of 2021 were $292 million, bringing full year capital investment to $1,108 million. The Company brought 93 wells to sales, drilled 87 wells and completed 93 wells during the year.

	For the three months ended		For the years ended
	December 31,		December 31,
	2021	2020	2021	2020
Production
Gas production (Bcf)	331	207	1,015	694
Oil production (MBbls)	1,388	1,365	6,610	5,141
NGL production (MBbls)	7,685	7,001	30,940	25,927
Total production (Bcfe)	385	257	1,240	880
Total production (Bcfe/day)	4.2	2.8	3.4	2.4

Average unit costs per Mcfe
Lease operating expenses (1)	$0.96	$0.92	$0.95	$0.93
General & administrative expenses (2)(3)	$0.08	$0.11	$0.10	$0.12
Taxes, other than income taxes	$0.12	$0.06	$0.11	$0.06
Full cost pool amortization	$0.53	$0.33	$0.42	$0.38
(1)Includes post-production costs such as gathering, processing, fractionation and compression.
(2)Excludes $37 million and $76 million in merger-related expenses for the three months and year ended December 31, 2021, respectively. Excludes $7 million in restructuring charges for the year ended December 31, 2021.
(3)Excludes $38 million and $41 million in merger-related expenses for the three months and year ended December 31, 2020, respectively. Excludes $4 million and $16 million in restructuring charges for the three months and year ended December 31, 2020, respectively.

Appalachia – In the fourth quarter, total production was 283 Bcfe, with NGL production of 84 MBbls per day and oil production of 15 MBbls per day. The Company drilled 13 wells, completed 11 wells and placed 11 wells to sales with an average lateral length of 17,129 feet. During the fourth quarter, Appalachia well costs averaged $650 per lateral foot for wells placed to sales, including approximately $518 per lateral foot in dry gas Marcellus.

In 2021, Appalachia’s total production was 1.1 Tcfe, including 103 MBbls per day of liquids. During 2021, the Company drilled 74 wells, completed 78 wells and placed 78 wells to sales, with an average lateral length of 14,332 feet. At year-end, the Company had 20 drilled but uncompleted wells in Appalachia.

Haynesville – In the fourth quarter, total production was 102 Bcf. There were 11 wells drilled, 11 wells completed and 10 wells placed to sales in the quarter with an average lateral length of 6,875 feet.

Production for the year was 132 Bcf in Haynesville. The Company drilled 13 wells, completed 15 wells and brought 15 wells to sales following the close of the Indigo acquisition, with 29 drilled but uncompleted wells at year-end, including those acquired from GEP Haynesville.

The Haynesville results in 2021 include activity from the properties acquired from Indigo Natural Resources starting on September 1, 2021. The Company closed its acquisition of GEP Haynesville on December 31, 2021, and, as such, there was no impact to reported 2021 production or capital investments.

E&P Division Results	For the three months ended December 31, 2021		For the year ended December 31, 2021
	Appalachia	Haynesville	Appalachia	Haynesville
Gas production (Bcf)	229	102	883	132
Liquids production
Oil (MBbls)	1,361	6	6,567	8
NGL (MBbls)	7,683	—	30,936	—
Production (Bcfe)	283	102	1,108	132

Capital investments ($ in millions)
Drilling and completions, including workovers	$104	$126	$694	$178
Land acquisition and other	6	—	48	1
Capitalized interest and expense	31	15	140	21
Total capital investments	$141	$141	$882	$200

Gross operated well activity summary (1)
Drilled	13	11	74	13
Completed	11	11	78	15
Wells to sales	11	10	78	15

Total weighted average realized price per Mcfe, excluding derivatives	$5.34	$5.43	$3.57	$5.18
(1)For Haynesville, represents wells drilled, completed and placed to sales by Southwestern Energy after the close of the Indigo Natural Resources acquisition on September 1, 2021.

Wells to sales summary	For the three months ended December 31, 2021
	Gross wells to sales	Average lateral length
Appalachia
Super Rich Marcellus	5	16,867
Dry Gas Utica	3	14,063
Dry Gas Marcellus	3	20,631
Haynesville (1)	10	6,875
Total	21
(1)Includes wells drilled and completed by Indigo.
2021 Proved Reserves
The Company increased its total proved reserves to 21.1 Tcfe at year-end 2021, up 76% from 12.0 Tcfe at year-end 2020. The increase was primarily related to reserves acquired from Indigo Natural Resources and GEP Haynesville, reserve additions in Appalachia, as well as an increase in commodity prices.

The after-tax PV-10 (standardized measure) of the Company’s reserves was $18.7 billion. The PV-10 value before the impact of taxes (non-GAAP) was $22.4 billion, including $15.5 billion from Appalachia and $6.9 billion from Haynesville. SEC prices used for the Company’s reported 2021 reserves were $3.60 per Mcf NYMEX Henry Hub, $66.56 per Bbl WTI, and $28.65 per Bbl NGLs.

Proved Reserves Summary	For the years ended December 31,
	2021	2020
Proved reserves (in Bcfe)	21,148	11,990

PV-10: (in millions)
Pre-tax	$22,420	$1,847
PV of taxes	(3,689)	—
After-tax (in millions)	$18,731	$1,847

Percent of estimated proved reserves that are:
Natural gas	82%	76%
NGLs and oil	18%	24%
Proved developed	54%	68%

2021 Proved Reserves by Commodity	Natural Gas	Oil	NGL	Total
	(Bcf)	(MBbls)	(MBbls)	(Bcfe)

Proved reserves, beginning of year	9,181	58,024	410,151	11,990
Revisions of previous estimates due to price	501	1,414	(15,525)	415
Revisions of previous estimates other than price	248	1,900	1,500	269
Extensions, discoveries and other additions	2,543	24,865	211,598	3,962
Production	(1,015)	(6,610)	(30,940)	(1,240)
Acquisition of reserves in place (1)	5,750	247	180	5,753
Disposition of reserves in place	(1)	(61)	—	(1)
Proved reserves, end of year	17,207	79,779	576,964	21,148

Proved developed reserves:
Beginning of year	6,342	33,563	276,548	8,203
End of year	9,308	40,930	296,832	11,335
(1)Reflects the acquisition of our Haynesville properties.

2021 Proved Reserves by Division (Bcfe)	Appalachia	Haynesville	Other (1)	Total

Proved reserves, beginning of year	11,989	—	1	11,990
Price revisions	415	—	—	415
Performance and production revisions	270	—	(1)	269
Extensions, discoveries and other additions	3,962	—	—	3,962
Production	(1,108)	(132)	—	(1,240)
Acquisition of reserves in place (2)	—	5,753	—	5,753
Disposition of reserves in place	(1)	—	—	(1)
Proved reserves, end of year	15,527	5,621	—	21,148
(1)Other includes properties outside of Appalachia and Haynesville.
(2)Reflects the acquisition of our Haynesville properties.

The Company reported 2021 proved developed finding and development (“PD F&D”) costs of $0.42 per Mcfe for its Appalachia properties when excluding the impact of capitalized interest and portions of capitalized G&A costs in accordance with the full cost method of accounting.

Proved Developed Finding and Development (1)					Three-Year
	12 Months Ended December 31,				Total
Total PD Adds (Bcfe):	2021		2020	2019	2021
New PD adds	451		267	191	909
PUD conversions	1,298	(3)	1,631	1,441	4,370
Total PD Adds	1,749		1,898	1,632	5,279

Costs Incurred (in millions):
Unproved property acquisition costs	$123		$124	$162	$409
Exploration costs	—		—	2	2
Development costs	799		812	936	2,547
Capitalized Costs Incurred	$922		$936	$1,100	$2,958

Subtract (in millions):
Proved property acquisition costs	$—		$—	$—	$—
Unproved property acquisition costs	(123)		(124)	(162)	(409)
Capitalized interest and expense associated with development and exploration (2)	(56)		(60)	(81)	(197)
PD Costs Incurred	$743		$752	$857	$2,352

PD F&D (PD Cost Incurred / Total PD Adds)	$0.42		$0.40	$0.53	$0.45
Note: Amounts may not add due to rounding
(1)Includes Appalachia only.
(2)Adjusting for the impacts of the full cost accounting method for comparability.
(3)Includes increased reserve estimates of 145 Bcfe in the Appalachian Basin associated with productivity enhancements for newly developed PUD locations and compression.
Conference Call
Southwestern Energy will host a conference call and webcast on Friday, February 25, 2022 at 9:30 a.m. Central to discuss fourth quarter and fiscal year 2021 results. To participate, dial US toll-free 877-883-0383, or international 412-902-6506 and enter access code 2596339. The conference call will webcast live at www.swn.com.

To listen to a replay of the call, dial 877-344-7529, International 412-317-0088, or Canada Toll Free 855-669-9658. Enter replay access code 3985981. The replay will be available until March 4, 2022.

About Southwestern Energy
Southwestern Energy Company (NYSE: SWN) is a leading U.S. producer and marketer of natural gas and natural gas liquids focused on responsibly developing large-scale energy assets in the nation’s most prolific shale gas basins. SWN’s returns-driven strategy strives to create sustainable value for its stakeholders by leveraging its scale, financial strength and operational execution. For additional information, please visit www.swn.com and www.swn.com/responsibility.

Investor Contact
Brittany Raiford
Director, Investor Relations
(832) 796-7906
brittany_raiford@swn.com

Forward Looking Statement
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. These statements are based on current expectations. The words “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “model,” “target”, “seek”, “strive,” “would,” “approximate,” and similar words are intended to identify forward-looking statements. Statements may be forward looking even in the absence of these particular words.
Examples of forward-looking statements include, but are not limited to, the expectations of plans, business strategies, objectives and growth and anticipated financial and operational performance, including guidance regarding our strategy to develop reserves, drilling plans and programs, estimated reserves and inventory duration, projected production and sales volume and growth rates, commodity prices, projected average well costs, generation of free cash flow, expected benefits from acquisitions, potential acquisitions and strategic transactions, the timing thereof and our ability to achieve the intended operational, financial and strategic benefits of any such transactions or other initiatives. These forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. All forward-looking statements speak only as of the date of this news release. The estimates and assumptions upon which forward-looking statements are based are inherently uncertain and involve a number of risks that are beyond our control. Although we believe the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and we cannot assure you that such statements will be realized or that the events and circumstances they describe will occur. Therefore, you should not place undue reliance on any of the forward-looking statements contained herein.
Factors that could cause our actual results to differ materially from those indicated in any forward-looking statement are subject to all of the risks and uncertainties incident to the exploration for and the development, production, gathering and sale of natural gas, NGLs and oil, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, legislative and regulatory changes, the uncertainty inherent in estimating natural gas and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, a change in our credit rating, an increase in interest rates and any adverse impacts from the discontinuation of the London Interbank Offered Rate, our ability to maintain leases that may expire if production is not established or profitably maintained, our ability to transport our production to the most favorable markets or at all, any increase in severance or similar taxes, the impact of the adverse outcome of any material litigation against us or judicial decisions that affect us or our industry generally, the effects of weather, increased competition, the financial impact of accounting regulations and critical accounting policies, the comparative cost of alternative fuels, credit risk relating to the risk of loss as a result of non-performance by our counterparties, impacts of world health events, including the COVID-19 pandemic, cybersecurity risks, our ability to realize the expected benefits from acquisitions, including our mergers with GEP Haynesville, LLC, Montage Resources Corporation and Indigo Natural Resources LLC, and any other factors discussed under Item 7. “Management's Discussion and Analysis of Financial Condition and Results of Operations” and under Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2021.
We have no obligation and make no undertaking to publicly update or revise any forward-looking statements, except as required by applicable law. All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.
###

2022 Guidance

	1st Quarter	Total Year
PRODUCTION
Gas production (Bcf)	365 – 377	1,487 – 1,517
Liquids (% of production)	11.0% – 11.5%	11.5% – 12.0%
Total (Bcfe)	411 – 426	1,683 – 1,723
Total (Bcfe/day)	~4.6	~4.7

CAPITAL BY DIVISION (in millions)
Appalachia		~45%
Haynesville		~55%
Total D&C capital (includes land)		$1,665 – $1,740
Other		$20 – $30
Capitalized interest and expense		$215 – $230
Total Capital Investments		$1,900 – $2,000

PRICING
Natural gas discount to NYMEX including transportation (1)	$0.40 – $0.50 per Mcf	$0.55 – $0.70 per Mcf
Oil discount to West Texas Intermediate (WTI) including transportation	$8.00 – $10.00 per Bbl	$8.00 – $10.00 per Bbl
Natural gas liquids realization as a % of WTI including transportation (2)	38% – 43%	32% – 40%

EXPENSES
Lease operating expenses		$0.92 – $0.96 per Mcfe
General & administrative expense		$0.08 – $0.12 per Mcfe
Taxes, other than income taxes		$0.11 – $0.15 per Mcfe
Income tax rate (~100% deferred)		24.1%

GROSS OPERATED WELL COUNT	Drilled	Completed	Wells To Sales	Ending DUC Inventory
Appalachia	70 – 75	70 – 75	60 – 65	25 – 30
Haynesville	60 – 65	65 – 70	70 – 75	18 – 23
Total Well Count	130 – 140	135 – 145	130 – 140	43 – 53
(1)Annual guidance based on $4.15 per Mcf NYMEX Henry Hub. Includes impact of transportation costs and expected $0.05 – $0.08 per Mcf gain from financial basis hedges for the full year of 2022. Do not expect a material impact from basis hedges in the first quarter of 2022.
(2)Annual guidance based on $75 per Bbl WTI.

SOUTHWESTERN ENERGY COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months ended		For the years ended
	December 31,		December 31,
(in millions, except share/per share amounts)	2021	2020	2021	2020
Operating Revenues:
Gas sales	$1,704	$356	$3,412	$967
Oil sales	97	43	394	154
NGL sales	283	107	890	265
Marketing	861	272	1,963	917
Other	2	1	8	5
	2,947	779	6,667	2,308
Operating Costs and Expenses:
Marketing purchases	848	271	1,957	946
Operating expenses	365	236	1,170	813
General and administrative expenses	34	32	138	121
Merger-related expenses	37	38	76	41
Restructuring charges	—	4	7	16
Depreciation, depletion and amortization	212	90	546	357
Impairments	—	335	6	2,830
Taxes, other than income taxes	46	17	132	55
	1,542	1,023	4,032	5,179
Operating Income (Loss)	1,405	(244)	2,635	(2,871)
Interest Expense:
Interest on debt	66	48	220	171
Other interest charges	4	4	13	11
Interest capitalized	(29)	(21)	(97)	(88)
	41	31	136	94

Gain (Loss) on Derivatives	1,025	186	(2,436)	224
Gain (Loss) on Early Extinguishment of Debt	(34)	—	(93)	35
Other Income (Loss), Net	6	(2)	5	1

Income (Loss) Before Income Taxes	2,361	(91)	(25)	(2,705)
Provision (Benefit) for Income Taxes
Current	—	—	—	(2)
Deferred	—	1	—	409
	—	1	—	407
Net Income (Loss)	$2,361	$(92)	$(25)	$(3,112)

Earnings (Loss) Per Common Share
Basic	$2.32	$(0.14)	$(0.03)	$(5.42)
Diluted	$2.31	$(0.14)	$(0.03)	$(5.42)

Weighted Average Common Shares Outstanding:
Basic	1,015,779,264	641,576,267	789,657,776	573,889,502
Diluted	1,020,130,445	641,576,267	789,657,776	573,889,502

SOUTHWESTERN ENERGY COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	For the years ended
	December 31,
(in millions)	2021	2020
Cash Flows From Operating Activities:
Net income (loss)	$(25)	$(3,112)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	546	357
Amortization of debt issuance costs	9	9
Impairments	6	2,830
Deferred income taxes	—	409
Loss on derivatives, unsettled	944	138
Stock-based compensation	2	3
(Gain) loss on early extinguishment of debt	93	(35)
Other	(3)	6
Change in assets and liabilities:
Accounts receivable	(425)	50
Accounts payable	261	(131)
Taxes payable	(4)	(7)
Interest payable	6	(11)
Inventories	(3)	2
Other assets and liabilities	(44)	20
Net cash provided by operating activities	1,363	528

Cash Flows From Investing Activities:
Capital investments	(1,032)	(896)
Proceeds from sale of property and equipment	4	12
Cash acquired in mergers	66	3
Cash paid in mergers	(1,642)	—
Net cash used in investing activities	(2,604)	(881)

Cash Flows From Financing Activities:
Payments on long-term debt	(1,177)	(72)
Payments on revolving credit facility	(6,628)	(1,671)
Borrowings under revolving credit facility	6,388	2,337
Change in bank drafts outstanding	5	1
Repayment of revolving credit facilities associated with mergers	(176)	(200)
Repayment of Montage senior notes	—	(522)
Proceeds from issuance of long-term debt	2,900	350
Debt issuance and other financing costs	(53)	(10)
Proceeds from issuance of common stock, net	—	152
Cash paid for tax withholding	(3)	(4)
Net cash provided by financing activities	1,256	361

Increase in cash and cash equivalents	15	8
Cash and cash equivalents at beginning of year	13	5
Cash and cash equivalents at end of year	$28	$13

Hedging Summary
A detailed breakdown of the Company’s derivative financial instruments and financial basis positions as of February 22, 2022, including 2022 derivative contracts that have settled, is shown below. Please refer to our Annual report on Form 10-K to be filed with the Securities and Exchange Commission for complete information on the Company’s commodity, basis and interest rate protection.

		Weighted Average Price per MMBtu
	Volume		Sold	Purchased	Sold
	(Bcf)	Swaps	Puts	Puts	Calls
Natural gas
2022
Fixed price swaps	806	$3.08	$—	$—	$—
Two-way costless collars	144	—	—	2.71	3.14
Three-way costless collars	347	—	2.06	2.52	2.94
Total	1,297
2023
Fixed price swaps	503	$3.04	$—	$—	$—
Two-way costless collars	219	—	—	3.03	3.55
Three-way costless collars	215	—	2.09	2.54	3.00
Total	937
2024
Fixed price swaps	224	$2.96	$—	$—	$—
Two-way costless collars	44	—	—	3.07	3.53
Three-way costless collars	11	—	2.25	2.80	3.54
Total	279

	Volume	Weighted Average Strike Price
	(Bcf)	($/MMBtu)
Call Options – Natural Gas (Net)
2022	84	$3.01
2023	46	$2.94
2024	9	$3.00
Total	139

Natural gas financial basis positions	Volume	Basis Differential
	(Bcf)	($/MMBtu)
Q1 2022
Dominion South	25	$(0.59)
TCO	18	$(0.49)
TETCO M3	23	$1.27
Columbia Gulf Mainline	6	$(0.24)
Total	72	$0.04
Q2 2022
Dominion South	39	$(0.65)
TCO	26	$(0.55)
TETCO M3	24	$(0.48)
Columbia Gulf Mainline	7	$(0.24)
Total	96	$(0.55)
Q3 2022
Dominion South	40	$(0.65)
TCO	26	$(0.56)
TETCO M3	24	$(0.49)
Columbia Gulf Mainline	7	$(0.24)
Total	97	$(0.56)
Q4 2022
Dominion South	30	$(0.65)
TCO	25	$(0.56)
TETCO M3	19	$(0.14)
Columbia Gulf Mainline	6	$(0.24)
Total	80	$(0.47)
2023
Dominion South	124	$(0.72)
TCO	55	$(0.54)
TETCO M3	62	$0.15
Total	241	$(0.45)

		Weighted Average Price per Bbl
	Volume		Sold	Purchased	Sold
	(MBbls)	Swaps	Puts	Puts	Calls
Oil
2022
Fixed price swaps	3,203	$53.54	$—	$—	$—
Three-way costless collars	1,380	—	39.89	50.23	57.05
Total	4,583
2023
Fixed price swaps	846	$55.98	$—	$—	$—
Three-way costless collars	1,268	—	33.97	45.51	56.12
Total	2,114
2024
Fixed price swaps	603	$68.68	$—	$—	$—
Ethane
2022
Fixed price swaps	5,797	$11.37	$—	$—	$—
Two-way costless collars	135	—	—	7.56	9.66
Total	5,932
2023
Fixed price swaps	998	$11.61	$—	$—	$—
Propane
2022
Fixed price swaps	6,369	$31.14	$—	$—	$—
Three-way costless collars	305	—	16.80	21.00	31.92
Total	6,674
2023
Fixed price swaps	883	$35.95	$—	$—	$—
Normal Butane
2022
Fixed price swaps	1,806	$35.64	$—	$—	$—
2023
Fixed price swaps	329	$40.64	$—	$—	$—
Natural Gasoline
2022
Fixed price swaps	1,840	$52.85	$—	$—	$—
2023
Fixed price swaps	314	$63.01	$—	$—	$—

Explanation and Reconciliation of Non-GAAP Financial Measures
The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). However, management believes certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results, the results of its peers and of prior periods.

One such non-GAAP financial measure is net cash flow. Management presents this measure because (i) it is accepted as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt, (ii) changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the Company may not control and (iii) changes in operating assets and liabilities may not relate to the period in which the operating activities occurred.

Another such non-GAAP financial measure is free cash flow, which is defined as cash provided by operating activities, adjusting for changes in operating assets and liabilities, merger-related expenses and restructuring charges, less total capital investments. Management presents this measure because it is accepted as an indicator of excess cash flow available to a company for the repayment of debt or for other general corporate purposes.

Another such non-GAAP financial measure is pre-tax PV-10. Management believes that the presentation of PV-10 is relevant and useful to our investors as supplemental disclosure to the standardized measure of discounted future cash flows (“standardized measure”), or after-tax PV-10 amount, because it presents the discounted future net cash flows attributable to our proved reserves prior to taking into account future corporate income taxes and our current tax structure. While the standardized measure is dependent on the unique tax situation of each company, PV-10 is based on a pricing methodology and discount factors that are consistent for all companies. Because of this, PV-10 can be used within the industry and by creditors and securities analysts to evaluate estimated net cash flows from proved reserves on a more comparable basis. The difference between the standardized measure and the PV-10 amount is the discounted amount of estimated future income taxes.

Additional non-GAAP financial measures the Company may present from time to time are net debt, adjusted net income, adjusted diluted earnings per share and adjusted EBITDA, all which exclude certain charges or amounts. Management presents these measures because (i) they are consistent with the manner in which the Company’s position and performance are measured relative to the position and performance of its peers, (ii) these measures are more comparable to earnings estimates provided by securities analysts, and (iii) charges or amounts excluded cannot be reasonably estimated and guidance provided by the Company excludes information regarding these types of items. These adjusted amounts are not a measure of financial performance under GAAP.

	3 Months Ended December 31,		12 Months Ended December 31,
	2021	2020	2021	2020
	(in millions)
Adjusted net income:
Net income (loss)	$2,361	$(92)	$(25)	$(3,112)
Add back (deduct):
Merger-related expenses	37	38	76	41
Restructuring charges	—	4	7	16
Impairments	—	335	6	2,830
(Gain) loss on unsettled derivatives (1)	(2,008)	(134)	944	138
(Gain) loss on early extinguishment of debt	34	—	93	(35)
Legal settlement charges	—	—	—	1
Other (gain) loss	(6)	2	(6)	2
Adjustments due to discrete tax items (2)	(568)	22	2	1,042
Tax impact on adjustments	468	(56)	(266)	(702)
Adjusted net income	$318	$119	$831	$221
(1)Includes $1 million of non-performance risk adjustment for the three and twelve months ended December 31, 2021 and 2020.
(2)2020 primarily relates to the recognition of a valuation allowance. The Company’s 2021 income tax rate is 24.1% before the impacts of any valuation allowance.

	3 Months Ended December 31,		12 Months Ended December 31,
	2021	2020	2021	2020
Adjusted diluted earnings per share:
Diluted earnings (loss) per share	$2.31	$(0.14)	$(0.03)	$(5.42)
Add back (deduct):
Merger-related expenses	0.04	0.06	0.10	0.07
Restructuring charges	—	0.01	0.01	0.03
Impairments	—	0.52	0.01	4.91
(Gain) loss on unsettled derivatives (1)	(1.97)	(0.21)	1.19	0.25
(Gain) loss on early extinguishment of debt	0.03	—	0.12	(0.06)
Legal settlement charges	—	—	—	0.00
Other (gain) loss	(0.01)	0.00	(0.01)	0.00
Adjustments due to discrete tax items (2)	(0.55)	0.03	0.00	1.81
Tax impact on adjustments	0.46	(0.09)	(0.34)	(1.21)
Adjusted diluted earnings per share	$0.31	$0.18	$1.05	$0.38
(1)Includes $1 million of non-performance risk adjustment for the three and twelve months ended December 31, 2021 and 2020.
(2)2020 primarily relates to the recognition of a valuation allowance. The Company’s 2021 income tax rate is 24.1% before the impacts of any valuation allowance.

	3 Months Ended December 31,		12 Months Ended December 31,
	2021	2020	2021	2020
Net cash flow:	(in millions)
Net cash provided by operating activities	$533	$121	$1,363	$528
Add back (deduct):
Changes in operating assets and liabilities	63	86	209	77
Merger-related expenses	37	38	76	41
Restructuring charges	—	4	7	16
Net cash flow	$633	$249	$1,655	$662

	3 Months Ended December 31, 2021	12 Months Ended December 31, 2021
Free cash flow:	(in millions)
Net cash flow	$633	$1,655
Subtract:
Total capital investments	(292)	(1,108)
Free cash flow	$341	$547

	3 Months Ended December 31,		12 Months Ended December 31,
	2021	2020	2021	2020
Adjusted EBITDA:	(in millions)
Net income (loss)	$2,361	$(92)	$(25)	$(3,112)
Add back (deduct):
Interest expense	41	31	136	94
Provision (benefit) for income taxes	—	1	—	407
Depreciation, depletion and amortization	212	90	546	357
Merger-related expenses	37	38	76	41
Restructuring charges	—	4	7	16
Impairments	—	335	6	2,830
(Gain) loss on unsettled derivatives (1)	(2,008)	(134)	944	138
(Gain) loss on early extinguishment of debt	34	—	93	(35)
Legal settlement charges	—	—	—	1
Other (gain) loss	(6)	2	(6)	2
Stock based compensation expense	—	1	2	3
Adjusted EBITDA	$671	$276	$1,779	$742
(1)Includes $1 million of non-performance risk adjustment for the three and twelve months ended December 31, 2021 and 2020.

December 31, 2021
Net debt:	(in millions)
Total debt (1)	$5,440
Subtract:
Cash and cash equivalents	(28)
Net debt	$5,412
(1)Does not include $33 million of unamortized debt premium/discount and issuance expense.

December 31, 2021
Net debt to adjusted EBITDA:	(in millions)
Net debt	$5,412
Adjusted EBITDA (1)	$2,644
Net debt to adjusted EBITDA	2.0x
(1)Adjusted EBITDA for the twelve months ended December 31, 2021 includes $369 million of adjusted EBITDA generated by Indigo Natural Resources prior to the September 2021 acquisition and $496 million of Adjusted EBITDA generated by GEP Haynesville prior to the December 2021 acquisition.

December 31, 2021
Pre-tax PV-10:	(in millions)
PV-10 (standardized measure)	$18,731
Add back:
Present value of taxes	3,689
Pre-tax PV-10	$22,420